                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we herby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


                                     /s/ ARTHUR ANDERSEN LLP


Los Angeles, California
June 15, 1999